January 2026

2 Disclaimers "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995 This presentation may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to, among other things, the Company’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “believe,” “expect,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “projection,” “forecast,” “budget,” “goal,” “target,” “would,” “aim” and “outlook,” or similar expressions generally indicate a forward- looking statement. These forward-looking statements are based on management assumptions and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond the Company’s control. Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, including: the success of the financial technology and banking-as-a-service (“BaaS”) industries, as well as the continued evolution of the regulation of these industries; the Company’s ability to maintain and grow its relationships with its service providers and reliance on such providers to comply with regulatory regimes; the Company’s ability to keep pace with rapid technological changes in the industry or implement new technology effectively; ability to effectively manage and remediate system failure or cybersecurity breaches of the Company’s network security; the Company’s ability to measure and manage its credit risk effectively and any deterioration of the business and economic conditions in the Company’s primary market areas; the adequacy of the Company’s allowance for credit losses; changes in Small Business Administration rules, regulations and loan products and the existing regulatory framework for brokered deposits; higher inflation and its impacts; the effects of changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs on its trading partners; the value of collateral securing the Company’s loans; the Company’s levels of nonperforming assets; the potential for negative consequences resulting from regulatory violations, investigations and examinations, including potential supervisory actions, the assessment of fines and penalties, the imposition of sanctions, the need to undertake remedial actions and possible damage to the Company’s reputation; natural disasters and adverse weather, acts of terrorism, pandemics, an outbreak of hostilities or other international or domestic calamities; anticipated benefits of new lines of business that the Company may enter or investments or acquisitions the Company may make that are not realized within the expected time frame or at all; further negative ratings outlooks or downgrades of the long-term credit rating of the United States; and the ongoing government shutdown and other political impasses, including with respect to the debt ceiling and the federal budget of the United States. The Company cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. The Company does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by the Company or by or on behalf of the Company, except as may be required under applicable law. Market and industry data This presentation includes estimates regarding market and industry data. Certain information is based on management estimates, which have been derived from third-party sources, as well as data from our internal research. While we believe the estimated market and industry data included in this presentation is generally reliable as of the date of the presentation, such information, which is derived in part from management’s estimates and beliefs, has not been independently verified and we make no representation as to the adequacy, fairness or completeness of any information obtained from third party sources. Non-GAAP financial measures Some of the financial measures included in this presentation are not measures of financial performance recognized by generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are “tangible shareholders’ equity,” “tangible book value per share,” and “efficiency ratio.” We believe these non-GAAP financial measures provide useful information to management and investors; however, we acknowledge that our non-GAAP financial measures have limitations and should be considered a supplement to, not a substitute for, the GAAP financial measure. As such, you should not view these measures as a substitute for results determined in accordance with GAAP. A reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the Appendix to this presentation. Trademarks “FinWise” and its logos and other trademarks referred to and included in this presentation belong to us and are protected by applicable laws. We refer to our trademarks in this presentation without the ® or the ™ or symbols for convenience. Other service marks, trademarks and trade names referred to in this presentation, if any, are the property of their respective owners, although for presentational convenience we may not use the ® or the ™ symbols to identify such trademarks. Certain Terms In this presentation, we use certain defined terms and terms understood within the banking sector and industry. A Glossary of Terms Used is included in the Appendix to this presentation.

Fourth Quarter 2025 Highlights 3

Fourth Quarter and Full Year 2025 Results

	As of and for the Three Months Ended			As of and for the Years Ended	
	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Income Statement Data ($ in thousands)					
Net interest income	$ 24,568	$ 18,607	$ 15,529	$ 72,183	$ 58,912
Total non-interest income	22,282	18,052	5,603	58,483	22,485
Total operating revenue	46,850	36,659	21,132	130,666	81,397
Provision for credit losses (Core Portfolio + Credit Enhanced)[1]	17,712	12,799	3,878	38,573	11,573
Total non-interest expense	23,651	17,449	13,564	70,333	52,835
Income before income taxes	5,487	6,411	3,690	21,760	16,989
Provision for income taxes	1,572	1,520	897	5,669	4,247
Net income	$ 3,915	$ 4,891	$ 2,793	$ 16,091	$ 12,742
Earnings per share, diluted	$ 0.27	$ 0.34	$ 0.20	$ 1.13	$ 0.93
Balance Sheet Data ($ in thousands)					
Total cash and cash equivalents	$ 163,400	$ 105,627	$ 109,162	$ 163,400	$ 109,162
Strategic program loans held-for-sale	146,473	156,718	91,588	146,473	91,588
Loans held-for-investment	551,334	533,549	447,812	551,334	447,812
Credit enhancement asset	22,411	11,214	111	22,411	111
All other assets	93,517	92,821	97,303	93,517	97,303
Total assets	$ 977,135	$ 899,929	$ 745,976	$ 977,135	$ 745,976
Total deposits	754,561	682,310	544,952	754,561	544,952
All other liabilities	29,379	29,854	27,304	29,379	27,304
Total liabilities	$ 783,940	$ 712,164	$ 572,256	$ 783,940	$ 572,256
Total shareholders' equity	$ 193,195	$ 187,765	$ 173,720	$ 193,195	$ 173,720
Selected Financial Data ($ in thousands, except TBVps)					
Amount of loans originated	$ 1,561,310	$ 1,789,736	$ 1,305,028	$ 6,098,830	$ 5,015,662
Credit enhanced balances	$ 117,913	$ 41,369	$ 891	$ 117,913	$ 891
Return on average assets (annualized for quarters)	1.7 %	2.2 %	1.6 %	1.9 %	2.0 %
Return on average equity (annualized for quarters)	8.1 %	10.6 %	6.5 %	8.9 %	7.7 %
Net interest margin	11.42 %	9.01 %	10.00 %	9.23 %	9.99 %
Efficiency ratio	50.5 %	47.6 %	64.2 %	53.8 %	64.9 %
Tangible book value per share	$ 14.15	$ 13.84	$ 13.15	$ 14.15	$ 13.15

4

[1] Credit Enhanced Lending program fully launched mid-2025. Provision for credit losses has increased due to higher Credit Enhanced balances. For credit enhanced loans, fintech partners are required to maintain a deposit account at FinWise, which is used to recover charge-offs. The provision for credit losses on these loans differs from the core portfolio, as it is fully offset by expected recoveries under the partner guarantee, which is recognized as credit enhancement income in non-interest income.

FinWise Overview Differentiated Business Model • Resilient and profitable model with compelling growth opportunities • Compliance oversight and risk management culture • Lower risk loan portfolio with disciplined underwriting and collateral management: • 34% of portfolio at 4Q25 is SBA Guaranteed and Strategic Program HFS1 (HFS loans are typically cash-collateralized and held for less than one week) • Credit Enhanced Lending2 product incorporates a fintech financed loss reserve account structured to absorb credit losses • Well capitalized significantly above regulatory requirement • Highly experienced team with proved track record 1SBA Guaranteed loans are guaranteed by U.S Small Business Administration and Strategic Program Loans (HFS) are supported by reserve deposit accounts. 2See Glossary slide at end of presentation for definition of Credit Enhanced Lending. 5 • Banking and Payments Solutions for Fintechs: • Strategic Program Lending. Through our scalable API-driven infrastructure • Credit Enhanced Lending2. Generates lower risk asset growth (fintech required to hold a Loss Reserve Account at FinWise) and interest income • Payments (MoneyRailsTM) and BIN Sponsorship. Cross-sell products to generate lower-cost deposits and fee income • Traditional Lending. Provides flexibility for disciplined and diversified balance sheet growth: • SBA 7(a), including SBA guaranteed loans • Residential and owner occupied CRE • Equipment leasing programs Key Products

Our Culture - Strong Compliance and Risk Management 6 Consistent Investment in Personnel & Infrastructure Provides Regulatory Oversight Support to Fintechs Note: FTEs shown as of the end of each respective quarter; does not include FTEs in Governance and Operations. 73 (or 37%) of our 198 FTEs at the end of 4Q25 are in IT, Compliance, Risk Mgmt., and BSA functions NOTE: Although the number of FTEs declined in 3Q25, the proportion of FTEs dedicated to regulatory oversight and IT functions remained consistent with prior quarters. This stability reflects our continued focus on operational efficiency and strategic resource allocation.

Revenue Contribution by Product (ex-Payments & BIN)

Differentiated and Proven Strategy Offers Solid Foundation for Future Growth

		TRADITIONAL LENDING PRODUCTS		
	Fintech Banking & Payments Solutions (includes Strategic Program and Credit Enhanced Lending)	**SBA 7(a)**	**Residential & Owner Occupied CRE**	**Equipment Leasing Programs**
4Q25 Gross Revenue Contribution[1]	49.8%	14.0%	2.6%	4.0%
	Balance Sheet Strategy: • Mostly originate to sell • Interest Income HFI & HFS • Minimum program & other fees • Programs establish a "reserve" deposit account with FinWise • Credit Enhanced Lending	**Balance Sheet Strategy:** • Hold or sell guaranteed portion • Retain all servicing rights when guaranteed portion is sold • Leverage relationship with Business Funding Group, LLC for acquiring customers	**Balance Sheet Strategy:** • Originate for Investment • Source of core deposits • High-touch, relationship banking • Historically stable and strong profitability	**Balance Sheet Strategy:** • Originate for Investment • Originations through vendor finance, additional third-party originators, direct channels • Diversify balance sheet
	As of 12/31/25: • Strategic Platform Loans on Bal. Sheet: $286.0M (51.2% HFS; 48.8% HFI) • 4Q25 Gain on Sale (net) and Strategic Program Fees: $5.6 million or 25.3% of non-interest income	**As of 12/31/25:** • SBA Loans on Bal. Sheet: $205.6 (49.9% Guaranteed; 50.1% Unguaranteed)	**Product Overview:** • Consumer and commercial lending • Construction lending focus on single-family residential	**Product Overview:** • Equipment secured leases/ loans • Interest bearing (generally 60-month fixed rates) • "Aurora" loan origination system provides scalability and automation
	Target Customer: • Consumers and small to medium-sized businesses (SMBs) via Fintech Platforms	**Target Customer:** • SMBs	**Target Customer:** • Single family residential and SMBs	**Target Customer:** • SMBs via Equipment point of sale

[1]Does not include revenue from POS Lending Program which is an originate to hold strategy, "Other", "Change in Fair Value on investment in BFG", "Credit Enhanced", and revenue generated by non-lending activities.
Note: SBA Guaranteed loans are guaranteed by U.S Small Business Administration; Strategic Program Loans (HFS) are supported by reserve deposit accounts.

7

Review of Strategic Program Lending: Roles of the Bank and Fintech 8 Loan Applications and Approvals Adhere to Credit Models Established by FinWise

Strategic Program Lending - Program Diversification Has Improved Note: Strategic Program Lending concentration shown since 1Q22 to highlight longer-term pattern in recent years 9

10 Select Fintech Brands We Currently Support Note: Upstart, Elevate, Reach and FUTR Payments (formerly Hank Payments) are not on MoneyRailsTM, but FinWise does handle Payment Processing for them. Growth Opportunity With Existing Fintechs And As New Programs Are Onboarded

Growth Strategy: A Broader Fintech Solutions Offering 1SBA 7(a) includes Guaranteed and Unguaranteed loans; Guaranteed loans are guaranteed by U.S Small Business Administration. Note: "Fintech Solutions" is used to describe our target market within the banking-as-a-service ecosystem. 11 Strategic Program Lending (SPL) SBA 7(a)1 Equipment Financing BIN Sponsorship Strategic Program Lending (SPL) + Credit Enhancement SBA 7(a)1 Equipment Financing Payments (MoneyRails™)

Growth Strategy: Potential Long-term Benefits from Broader Fintech Solutions Offering Revenue Expand and diversify sources of revenue Deposits Diversify deposit composition and reduce cost of funds Credit Quality Increase Prime loan exposure Profitability Enhance profitability and oper. leverage via lower cost of funds and use of outsourced solutions Note: "Potential Long-term Benefits" describe the Company's expectations of potential benefits to the overall FinWise business model 12

Credit Enhanced Lending - A Lower Risk Product 1The fintech partner refers the borrower through joint marketing efforts, and FinWise originates the loan. 13

MoneyRails™ Overview and Map of Services



BANKING TECH AWARDS
WINNER
2025
TOP INNOVATION



Virtual Cards
Debit
Cards[1]
Tokenized Wallets [ApplePay/ GooglePay]
Prepaid
Direct Sub-Ledgering
All accounts types
Ledger
Indirect Sub-Ledgering
MONEYRAILS
by FinWise Bank
File-based support
KYC KYB
Connection & Connector
Fraud Monitoring
API Enabled
ACH
Wires
Payments
Push to debit
RTP FedNow
RPPS

MoneyRails™ is an Award Winning, Proprietary, Centralized, Secure Platform and Ledger that Facilitates Money Movement

- **Highly secured platform** built on ZeroTrust architecture, and based on an immutable ledger of transactions
- The **Ledger provides a strong foundation with controls,** standing instructions and connectors for third-party integrations
- Fintechs **can build their own experience** using APIs without dependency on FinWise
- Provides **tokenized and virtual card servicing capabilities,** which enables incoming/ outgoing payments and card mgmt. to be housed in a central hub

14

[1] Cards will be available in 2H 2026. NOTE: Currently Live: Ledgering, ACH, RTP, FedNow, Wires, RPPS, File-based support, KYC/KYB Connector, API enabled, Fraud Monitoring

A Deeper Dive Into Our Diversified Revenue Model

Type of Revenue Generated by Product

	Fee Income	Net Interest Income (NII)
Strategic Program Lending to Fintechs	• Monthly fee driven by originated loan volume	• On loans held for a few days before sold and on extended held for sale loans • On loans held for investment
Credit Enhanced Lending[1] (part of Strategic Program Lending to Fintechs)	• Incorporated in Strategic Program Lending monthly fee	• Contractual interest earned on loans maintained on our bal. sheet • Note: payments to Fintechs of excess spread are mostly expensed. Also, *fintechs are required to hold a deposit acct. at FinWise against which charge-offs are recovered*, trued up monthly post charge-offs
Payments (MoneyRails™)[2]	• Monthly fees (including Acct. Mgmt. fees) • Transaction Fees (ACH, Wires, Real Time, etc.)	• None • *Note: lower cost deposits generated help NII*
BIN Sponsorships:		
Credit Cards	• Monthly fees driven by dollar volume spent	• On receivables held for a few days before sold • On receivables held for investment
Prepaid & Debit Cards	• Monthly fees driven by dollar volume spent	• None • *Note: lower cost deposits generated help NII*
Traditional Lending (SBA 7(a)[3], Residential & Owner Occupied CRE, Equipment Financing)	• Gain on sale of loans (SBA 7a)	• Traditional interest income

15

[1] As part of Credit Enhanced Lending agreement, Fintech is required to hold a Loss Reserve Account at FinWise. The provision for credit losses associated with the credit enhanced loan portfolio is different from core portfolio provisions because it's fully offset by the recognition of future recoveries pursuant to the partner guarantee of an exact amount described as credit-enhancement income in our non-interest income. [2]MoneyRails™ enhances fee revenue opportunity in SPL and Cards. [3]SBA Guaranteed loans are guaranteed by U.S Small Business Administration and Strategic Program Loans (HFS) are supported by reserve deposit accounts.

Components of Model Enable Scaling and Regulatory Oversight

Product:

Our Technology:

1) Strategic Program Lending

Lending programs, including closed and open-ended consumer and commercial

API →

Credit Engine

- Verify borrower information
- Validate loans to models and underwriting criteria, and originate

2) Payments (MoneyRails™)

ACH, SDA, TCH RTP, FedNow, Wire, Visa Direct and Mastercard Send, Mastercard RPPS

API →

Payments (MoneyRails™)

- Rules-based money movement configurations and restrictions
- Verification, validation and capture of necessary oversight data

3) BIN Sponsorship

Credit and Charge Cards

Debit cards; prepaid

Data →

Card Processors

- Capture daily cardholder financial activity and bank-defined data sets necessary for oversight and testing of regulatory compliance



Enterprise Data Warehouse

-Proprietary and rigorous regulatory process

-FinWise controls the data internally

16

Intensive Due-Diligence Process and Compliance Assessment Representative Fintech Onboarding - a Thorough Selection Process Including: 17

Disciplined Underwriting Process Mitigates Risk... • Credit risk is managed through combination of policy, data and pricing • Disciplined underwriting process and well collateralized portfolio has helped mitigate net charge-offs, even as credit quality normalized due to an elevated interest rate environment • Remain well-reserved: ACL/Total Gross Loans HFI of 6.2% at end of 4Q25. • SBA guaranteed balances as % of Total Gross Loans HFI have declined as we continue to sell guaranteed portions of SBA loans due to favorable market conditions • Strategic Programs HFI balances as % of Total Gross Loans HFI, have increased partly driven by higher Credit Enhanced balances • 1Provision for loan losses has increased due to higher Credit Enhanced balances. The provision for credit losses on these loans differs from the core portfolio, as it is fully offset by expected recoveries under the partner guarantee, recognized as credit enhancement income in non-interest income. 181For credit enhanced loans, fintech partners are required to maintain a deposit account at FinWise, which is used to recover charge-offs. The provision for credit losses on these loans differs from the core portfolio, as it is fully offset by expected recoveries under the partner guarantee, which is recognized as credit enhancement income in non-interest income. 2 During 4Q25, we further refined our servicing and administrative standards, which resulted in accelerated classification of certain loans to nonperforming status and earlier recognition of related charge-offs. *ACL = Allowance for Credit Losses; SP = Strategic Programs; HFI = Held for Investment.

...and Leads to a Diversified and Lower Risk Loan Portfolio Key Quarterly Trends: • Combined SBA Guaranteed and Strategic Program Loans Held-for-Sale (HFS) increased to a total of 33.6% of the portfolio as of 4Q25 vs 45.0% as of FY24. ◦ Both products carry lower credit risk: SBA Guaranteed loans are guaranteed by the U.S Small Business Administration and Strategic Program Loans (HFS) are supported by reserve deposit accounts • SBA Unguaranteed loans declined from 17.3% of the portfolio as of FY24 to 13.9% as of 4Q25 - while the absolute dollar amount of these loans remained relatively stable, the decline as a percent of the portfolio is primarily attributable to overall balance sheet grown, especially in Credit Enhanced loans • SBA Guaranteed balances have declined as we continue to sell amounts of the guaranteed portion of SBA loans 19 1Total Loans includes Held for Investment (HFI) and Held for Sale (HFS). NOTE: Commercial (Non RE) is mostly Equipment Leasing. Portfolio Characteristics: • SBA: Average FICO is 740+. Average time in business is 12+ years. Top 3 industries by Unguaranteed balances: eCommerce, Law Firms and Health Care. Note: Our SBA loss rate has been approximately 74% lower than the SBA 7(a) industry for all originations since 2014. • CRE Non-SBA (11.5% as of 4Q25) is 98.1% Owner Occupied

Deposit Composition 20 As of December 31, 2025, Total Period End Deposits: $754.6 Million Opportunity to enhance profitability by gradually diversifying deposit composition away from higher-cost CDs and reducing cost of funds

Consistent TBV Growth Has Been a Win for Shareholders

Tangible Book Value Per Share (Non-GAAP)[1]



$13.15
$13.84
$14.15
4Q24
3Q25
4Q25

Indexed Change in TBV Since FINW IPO (4Q21) vs Select Bank[2] and Fintech Peers[3]



FinWise: +73%
Bank Peers Median²: +46%
Fintech Peers Median³: +20%
73%
46%
20%
80%
60%
40%
20%
-
(20%)
(40%)
'21Q4 '22Q1 '22Q2 '22Q3 '22Q4 '23Q1 '23Q2 '23Q3 '23Q4 '24Q1 '24Q2 '24Q3 '24Q4 '25Q1 '25Q2 '25Q3 '25Q4

[1]See Appendix at end of presentation for full description of metric and Non-GAAP reconciliation. Amounts are as of the end of each respective period.
[2] Bank Peers defined as: Oregon Bancorp, Inc., Quaint Oak Bancorp, Inc., University Bancorp, Inc., BayFirst Financial Corp., CF Bankshares Inc., Meridian Corporation, Coastal Financial Corporation, Capital Bancorp, Inc., FS Bancorp, Inc., Blue Ridge Bankshares, Inc., First Internet Bancorp, Nicolet Bankshares, Inc., Triumph Financial, Inc., Live Oak Bancshares, Inc., Merchants Bancorp, The Bancorp, Inc., Cross River Bank, Metropolitan Bank Holding Corp., Capital Community Bank. [3] Fintech Peers defined as Atlanticus Holdings Corporation, Oportun Financial Corporation, LendingClub Corporation, Pathward Financial, Inc.
Note: Bank level Call Report financial data used where holding company consolidated financials unavailable; 3Q 2025 financial data used where 4Q 2025 holding company consolidated and bank level Call Report financials are unavailable
Source: S&P Capital IQ Pro

21

Industry Recognition as a Top-Performing Bank 22 FinWise Bancorp ranked in top 3 on American Banker's annual list of Top-Performing Publicly Traded Banks with under $2 billion of assets (based on 3-year average ROAE ending 12/31/23) 2022 2023 2022 2023 20242024 Source: https://www.independentbanker.org/article/2024/05/01/icba%27s-best-performing-banks-of-2024; https://www.americanbanker.com/list/the-20-top-performing-publicly-traded-banks-with-under-2b-of-assets FinWise Bancorp ranked #1 in its respective class (for the 3rd year in a row) for Best Performing Banks (based on 3-year average pre-tax ROA) FinWise Bank was ranked as one of the 50 fastest growing companies in Utah based on revenue growth over five years. 2022 2023 2024

Selected Financial Information 23

Solid Originations and Significant Balance Sheet Growth 24 1 Includes seasonality from our largest Student Lending Partner. 2HFI = Held for Investment. Note: Total Loan Originations are for the quarterly period. Other amounts are as of the end of each respective period

Growing TBVps and Sustained Historical Profitability 25 1See Appendix for more information and Non-GAAP reconciliation. Tangible Book Value per Share (Non-GAAP) as of the end of each respective period. 2ROAE is negatively affected by high capital levels. 4Q25 Net Income impacted by an increase in net-charge offs, in part stemming from a refinement of our servicing and administration standards. This resulted in a higher provision for credit losses on our traditional banking portfolio, which negatively impacted our 4Q25 net income by $1.1 million after tax. Profitability partly impacted by infrastructure investments over the past two years to support organic growth and the build-out of key strategic initiatives. ROAE has also been lower due to high capital levels.

Diversified Income Sources 26 1For accounting purposes, Credit Enhancement Income is fully offset by a corresponding credit loss provision related to credit enhanced balances, thus not having a net effect on the Company's net income. 2All Other Non-interest Income includes all other non-interest income items, excluding Strategic Program Fees and Credit Enhancement Income. Net Interest Income and Net Interest Margin (NIM) are impacted by lending activities including growth in the Credit Enhanced portfolio

Disciplined Expense Management While Investing for Growth Increase in total non-interest expense in 3Q25 and 4Q25 partly due to increases in credit enhancement servicing and guarantee expenses resulting from growth in credit enhanced loans. In prior years the increase in total non-interest expense has been driven largely by business infrastructure spend, including headcount, to support organic growth and key strategic initiatives. Outlook Commentary: Remain focused on positive operating leverage; Expense growth to be correlated to revenue production. NOTE: reported efficiency ratio was 50.5% in 4Q25. Adjusting for credit enhancement related accounting gross ups to net interest income, non-interest income and non-interest expense, the core efficiency ratio was 60.6% for 4Q252 27 4Q24 3Q25 4Q25 Full Time Employees (FTEs) 196 194 198 Efficiency Ratio (Non-GAAP)2 64.2% 47.6% 50.5% 1All Other Non-interest Expense refers to all other expense components within Total Non-interest Expense, excluding Salaries & Employee Benefits and Credit Enhancement Expenses. 2See Appendix at the end of the presentation for Non-GAAP reconciliation

Well Capitalized Above Regulatory Requirements 28 Note: data as of the end of each respective period. Capital levels remain well above the well-capitalized regulatory requirement of 9%, pursuant to the Community Bank Leverage Ratio framework adopted by the Bank in 2020.

Appendix 29

Non-GAAP Reconciliations 30 (1) Tangible shareholders’ equity: This measure is not a measure recognized under GAAP and is therefore considered to be a non-GAAP financial measure. Tangible shareholders’ equity is defined as total shareholders’ equity less goodwill and other intangible assets. The most directly comparable GAAP financial measure is total shareholder’s equity to total assets. The Company had no goodwill or other intangible assets as of any of the dates indicated. The Company has not considered loan servicing rights or loan trailing fee asset as intangible assets for purposes of this calculation. As a result, tangible shareholders’ equity is the same as total shareholders’ equity as of each of the dates indicated. (2) Efficiency Ratio: This measure is not a measure recognized under United States generally accepted accounting principles, or GAAP, and is therefore considered to be a non-GAAP financial measure. The efficiency ratio is defined as total non-interest expense divided by the sum of net interest income and non-interest income. The Company believes this measure is important as an indicator of productivity because it shows the amount of revenue generated for each dollar spent. Tangible Shareholders' Equity and Tangible Book Value Per Share As of ($ in thousands, except per share amounts) December 31, 2025 September 30, 2025 December 31, 2024 Total shareholders' equity $ 193,195 $ 187,765 $ 173,720 Goodwill — — — Other intangibles — — — Less: total intangible assets — — — Tangible shareholders' equity1 $ 193,195 $ 187,765 $ 173,720 Tangible book value per share1 $ 14.15 $ 13.84 $ 13.15 Efficiency Ratio For the Three Month Period Ending ($ in thousands) December 31, 2025 September 30, 2025 December 31, 2024 Non-interest expense $ 23,651 $ 17,449 $ 13,564 Net interest income 24,568 18,607 15,529 Non-interest income 22,282 18,052 5,603 Adjusted operating revenue $ 46,850 $ 36,659 $ 21,132 Efficiency ratio2 50.5% 47.6% 64.2%

Non-GAAP Reconciliations (continued) 31 (3) Adjusted Efficiency Ratio: This measure is not a measure recognized under United States generally accepted accounting principles, or GAAP, and is therefore considered to be a non-GAAP financial measure. The adjusted efficiency ratio is defined as total non-interest expense, adjusted for credit enhancement program expenses, divided by the sum of net interest income and adjusted non-interest income, adjusted for credit enhancement income. Adjusted Efficiency Ratio For the Three Month Period Ending ($ in thousands) December 31, 2025 September 30, 2025 December 31, 2024 Non-interest expense (GAAP) $ 23,651 $ 17,449 $ 13,564 Less: credit enhancement program expenses 7,685 1,968 6 Adjusted non-interest expense 15,966 15,481 13,558 Net interest income (GAAP) 24,568 18,607 15,529 Less: credit enhancement interest 7,685 1,968 6 Adjusted net interest income 16,883 16,639 15,523 Total non-interest income (GAAP) 22,282 18,052 5,603 Less: credit enhancement income 12,801 8,762 25 Adjusted non-interest income 9,481 9,290 5,578 Adjusted operating revenue $ 26,364 $ 25,929 $ 21,101 Adjusted efficiency ratio3 60.6% 59.7% 64.3%

Glossary of Terms Used 32 ACH (The Automated Clearing House). Electronic funds-transfer system that facilitates payments in the U.S. and internationally. The ACH is run by Nacha. API (Application Programming Interface). Set of defined rules that enable different applications to communicate with each other. It acts as an intermediary layer that processes data transfers between systems, letting companies open their application data and functionality to external third-party developers, business partners, and internal departments within their companies. Banking-as-a-Service (BaaS). Banking model in which licensed banks integrate their digital banking services directly into the products of other non-bank businesses. This allows non-bank businesses to offer their customers digital banking services such as mobile bank accounts, debit cards, loans and payment services, without needing to acquire a banking license of their own. The bank's system communicates via APIs and webhooks with that of the non-bank's business, enabling the end customer to access banking services directly through the non-bank’s website or app. BIN (Bank Identification Number) Sponsorship. BIN sponsorship allows fintech businesses to quickly gain direct access to the payment processing and card management services provided by the likes of Visa or Mastercard without going through the process of joining a major card scheme. It provides fintechs with quickest way to launch a financial product with a debit, credit or prepaid card attached. Credit Enhanced Lending. FinWise generates interest income from existing and potential new strategic programs through contractual interest earned on loans maintained on the FinWise balance sheet. Fintech strategic programs using this product are required to hold a deposit account at FinWise against which charge-offs are recovered, and which is trued up monthly post any charge-offs. FedNow. The clearing service for financial institutions to provide immediate end-to-end payments to customers. The key difference between this service and the Fed’s previous system is that FedNow will be online 24/7, processing transactions in real time. HFI (Held for Investment). When a reporting entity holds an originated or purchased loan for which it has the intent and ability to hold for the foreseeable future or to maturity or payoff, the loan should be classified as held-for-investment. Loans held for investment are reported on the balance sheet at their amortized cost basis. HFS (Held for Sale). When a reporting entity originates or purchases a loan with the intent to sell the loan to another entity (e.g., a government sponsored enterprise). Mastercard RPPS (Remote Payment and Presentment Service). Mastercard RPPS optimizes electronic bill payment by connecting banks to billers. It offers a single, reliable connection for electronic payment providers to help with fast & secure consumer bill payments. Mastercard Send. Mastercard’s offering in the real-time personal payments arena. Senders can immediately make “push payments” to bank accounts, mobile wallets, prepaid debit cards, or targeted cash- out locations. The sender can initiate a Mastercard Send transaction with just the recipient’s debit card number. MoneyRailsTM is FinWise's Payments hub, which is a single-window platform through which companies can execute all their payments, and issue virtual cards. MoneyRails also provides the ability to safeguard funds in an array of account types: FBO and subaccounts to satisfy FinTechs’ deposit needs, as well as traditional Savings, Checking, Certificate of Deposits, etc. . Payment hubs increase fund control and visibility, reduce the risk associated with numerous fragmented payment processes, and improve overall operating efficiency. NIM: Net Interest Margin SBA 7(a) loans. Small-business loans issued by a private lender and partially backed by the U.S. Small Business Administration. SMBs. Small to medium-sized businesses. Strategic Program Lending - SPL (sometimes referred as Marketplace Lending). Lending predominately done through fintech platforms that connect borrowers with lenders. TBV: Tangible Book Value The Clearing House RTP. A real-time payments platform that all federally insured U.S. depository institutions are eligible to use for payments innovation. All RTP payments are processed by The Clearing House. When you pay your utility bill for the month using RTP, your bank sends message to network which includes the details of the payment. The Clearing House then processes the message and routes it to utility company's bank, completing the payment. Visa Direct. A type of Original Credit Transaction (OCT) that allows fast and secure payment transfers to customers using their card details. Unlike with other payment methods, where it can typically take up to 24 hours for the funds to be transferred to the customer, Visa Direct transactions normally complete near-instantly.